Exhibit (17)(c)

FORM OF PROXY CARD

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call xxx-xxx-xxxx
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.			DETACH AND RETURN THIS PORTION ONLY
LOU HOLLAND GROWTH FUND

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" each proposal, and to grant discretionary power to vote upon such other business as may properly come before the Special Meeting.

For Against Abstain
1.  To approve an Agreement and Plan of Reorganization under which the Lou Holland Growth Fund, a series of The Lou Holland Trust, would assign all of its assets and liability to the Lou Holland Growth Fund
       ("FF Lou Holland Fund"), a series of Forum Funds, in exchange for shares of the FF Lou Holland Fund in a tax-free reorganization.

2.  To transact such other business as may properly come before the Special Meeting or any adjournments thereof.
0 0 0

The undersigned acknowledges receipt with this proxy of a copy of the Notice of the Special Meeting of Shareholders and the Proxy Statement.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators,  etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

PROXY	PROXY

LOU HOLLAND GROWTH FUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 16, 2009

This Proxy is solicited on behalf of the Board of Trustees of the The Lou Holland Trust (the “Trust”) on behalf of the Lou Holland Growth Fund (the “Fund”). Revoking any such prior appointments, the undersigned hereby appoints as proxies Susan Chamberlain and Laura J. Janus (or, if only one shall act, that one), and each of them (with power of substitution), to vote all shares of the undersigned of the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Central Time, on December 16, 2009, at the offices of the Trust, One North Wacker Drive, Suite 700, Chicago, Illinois 60606 and any adjournment(s) thereof (the “Special Meeting”), with all the power the undersigned would have if personally present.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY

PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN ON REVERSE SIDE OF THIS CARD